Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-121584 and No. 333-145074) pertaining to the sanofi-aventis U.S. Savings Plan of our report dated June 24, 2011, with respect to the financial statements and schedule of the sanofi-aventis U.S. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/Ernst & Young, LLP
Metropark, New Jersey
June 26, 2012